Exhibit 99.1

Bioanalytical Systems, Inc. Announces Corporate Name Change

to Inotiv, Inc.

WEST LAFAYETTE, IN, March 19, 2021 – Bioanalytical Systems, Inc. (NASDAQ:BASI) (the “Company”, “We”, “Our” or “Inotiv”), a leading provider of nonclinical and analytical contract research services, today announced a change of the Company’s corporate name from Bioanalytical Systems, Inc. to Inotiv, Inc.

The name change was approved by the Company’s shareholders on March 18, 2021, at the Company’s annual meeting of shareholders and became effective as of the filing of articles of amendment to the Company’s Second Amended and Restated Articles of Incorporation, as amended, that same day. Effective Monday, March 22, 2021, The Company’s common shares will trade under the ticker symbol “NOTV.” The Company’s common shares have been assigned a new CUSIP number of 45783Q 100. The corporate name change to Inotiv, Inc. does not affect the rights of the Company’s shareholders or the number of outstanding common shares and no action is required by shareholders with respect to the name change, the ticker symbol change or the CUSIP number change.

The corporate name change to Inotiv, Inc. reinforces the Company’s contract research services brand originally launched in November 2019, and represents the coming together of the Company’s legacy contract research services with those acquired in the Seventh Wave Laboratories, Smithers Avanza Toxicology Services, and Pre-Clinical Research Services acquisitions. The unified Company continues to provide top-tier in vivo toxicology, pharmacology, drug metabolism, bioanalysis, pathology, pharmacokinetic, and surgical and medical device discovery and development solutions.

“Since the launch of the Inotiv brand in 2019, we’ve worked hard to execute on our growth strategy by strengthening our capabilities, investing in our service offerings, infrastructure and people, and messaging our ‘Expect More’ philosophy to prospects and clients,” said Company President and Chief Executive Officer Robert Leasure, Jr. “Changing our corporate name was a logical step towards solidifying our brand and clearly communicating what it reflects— a broadly capable, right-sized CRO with a fundamental goal of delivering exceptional client experiences.”

The Company intends to continue to operate its research product manufacturing division under the name BASi Research Products.

About the Company

Inotiv, Inc., is a pharmaceutical development company providing contract research services and monitoring instruments to emerging pharmaceutical companies and the world's leading drug development companies and medical research organizations. The Company focuses on developing innovative services supporting its clients’ discovery and development objectives for improved decision-making and accelerated goal attainment. The Company’s products focus on increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Visit inotivco.com for more information about the Company.

This release may contain forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry and regulatory standards, the timing of acquisitions and the successful closing, integration and business and financial impact thereof, the impact of the COVID-19 pandemic on the economy, demand for our services and products and our operations, including the measures taken by governmental authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties and various other market and operating risks, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission.

Company Contact	Investor Relations
Inotiv, Inc.	The Equity Group Inc.
Beth A. Taylor, Chief Financial Officer	Kalle Ahl, CFA
(765) 497-8381	(212) 836-9614
btaylor@inotivco.com	kahl@equityny.com

Devin Sullivan
(212) 836-9608
dsullivan@equityny.com